EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158916 on Form S-8 of International Shipholding Corporation of our report dated May 10, 2011, relating to the consolidated financial statements of Dry Bulk Cape Holding Inc. and subsidiaries appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of International Shipholding Corporation for the year ended December 31, 2010.

/s/ Deloitte & Touche S.p.A.

Turin, Italy
June 29, 2011